EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is effective as of April  30, 2018 (the “Effective Date”), by and between Wagz, Inc., a Delaware corporation (“Buyer”), and SigmaTron International, Inc., a Delaware corporation (“Seller”).

RECITALS:

A.    At a UCC foreclosure sale (the “Foreclosure Sale”) held on April 30, 2018, Seller foreclosed on its security interest and acquired all of the assets of Petzila, Inc. (“Petzila”) that were subject to Seller’s security interest as follows:

all of Petzila’s property, wherever located, whether now owned or existing or hereafter acquired or arising, and all proceeds and products thereof (the “Acquired Assets”).

B.    Seller desires to sell the Acquired Assets to Buyer as soon as possible after the conclusion of the Foreclosure Sale and Buyer desires to so purchase the Acquired Assets from Seller, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.  SALE OF Acquired ASSETS

1.1.    Sale of the Acquired Assets.  Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined), Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the Acquired Assets.

1.2.    Location.  Risk of loss of the Acquired Assets passes to Buyer on the Closing.  Buyer acknowledges and agrees that it accepts delivery of the Acquired Assets wherever located on the Closing.

ARTICLE 2.  CLOSING AND CONSIDERATION

2.1.    Time and Place of Closing.  The closing of the sale by Seller to Buyer of the Acquired Assets as contemplated by this Agreement shall take place and be effective as soon as possible after the conclusion of the Foreclosure Sale (the “Closing”).  The Closing shall take place at Seller’s place of business in Union City, California.

2.2.    Purchase Price.  As total consideration for the Acquired Assets, Buyer shall pay to Seller the purchase price (the “Purchase Price”) equal to: cash plus shares of stock (the “Equity”)  plus the additional consideration, all as described on SCHEDULE A.

2.3.    Buyer’s Deliveries.  By 5:00 p.m. (Chicago, Illinois) on the fourth business day after the Closing, Buyer will (a) pay to Seller the cash portion of the Purchase Price in immediately available funds in accordance with wire transfer instructions provided by Seller, (b) deliver to Seller certificate(s) representing the Equity, and (c) deliver to Seller a signed copy of the General Assignment and Bill of Sale in the form attached hereto as SCHEDULE B (the “Bill of Sale”).

2.4.    Seller’s Deliveries.  By 5:00 p.m. (Chicago, Illinois) on the fourth business day after the payment and deliveries required in paragraph 2.3, Seller will deliver to Buyer a signed copy of the Bill of Sale.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF SELLER

As of the Closing, Seller hereby agrees with and represents and warrants to Buyer as follows:

3.1    Organization.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2    Authority.  Seller has full power and authority to make, execute, deliver and perform this Agreement and the Bill of Sale and to consummate the sale contemplated hereby.  The making, execution, delivery and performance of this Agreement and the Bill of Sale and the consummation of the sale contemplated hereby have been duly authorized by all necessary corporate action of Seller.  The representative of Seller whose signature appears on this Agreement is duly authorized to execute this Agreement on behalf of Seller.  This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

3.3    Title to the Acquired Assets.  Seller sells, transfers, assigns, conveys, grants and delivers to Buyer all of Seller’s right, title and interest in and to the Acquired Assets, free and clear of all liens or other encumbrances created by Seller.

3.4    Disclaimer of Warranties.  Except as to Seller’s title to the Acquired Assets as provided in paragraph 3.3, the Acquired Assets are conveyed by Seller and accepted by Buyer AS IS, WHERE IS AND WITH ALL FAULTS, DEFECTS, IMPERFECTIONS, LIABILITIES AND NONCOMPLIANCE WITH LAWS, AND WITH NO WARRANTIES, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OF POSSESSION, QUIET ENJOYMENT OR THE LIKE AND AGAINST INFRINGEMENT, AND SELLER HEREBY DISCLAIMS ANY AND ALL SUCH WARRANTIES (BOTH EXPRESS AND IMPLIED). To the extent required to be binding on the parties, the disclaimers contained in this Agreement are "conspicuous" disclaimers for purposes of any applicable law, rule, regulation or order.

3.5    Securities Representations.  Seller is acquiring the Equity for its own account, for investment and not for resale; however, nothing herein shall serve as a bar to any such resale so long as in compliance with applicable law.

3.6    Finder’s or Broker’s Fees.  Seller has not retained a broker or finder in connection with the sale contemplated by this Agreement and no broker or other person is entitled to any commission or finder’s fee in connection with Seller’s sale by reason of any act of or on behalf of Seller.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BUYER

As of the Closing, Buyer hereby agrees with and represents and warrants to Seller as follows:

4.1.    Organization and Authority.  Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware.  Buyer has full power and authority to make, execute, deliver and perform this Agreement and the Bill of Sale and to consummate the purchase contemplated hereby.  The making, execution, delivery and performance of this Agreement and the Bill of Sale have been duly authorized by all necessary corporate action of Buyer.  The representative of Buyer whose signature appears on this Agreement is duly authorized to execute this Agreement on behalf of Buyer.  This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.2.    Equity.  Buyer has authorized capital consisting of (i) 40,000,000 shares of common stock, $.001 par value per share, of which (a) 9,975,000 shares are [voting] Class A Founders Common shares and 9,975,000 are issued and outstanding, and (b) 4,000,000 shares are [non-voting] Class B Common shares and 3,195,000 are issued and outstanding, (c) 750,000 Class C Common [voting] shares and 750,000 are issued and outstanding(including the 600,000 common shares issued in conjunction to this transaction); (ii) 8,750,000 shares are [Class A] preferred shares, $.001 par value per share, of which 8,750,000 are issued and outstanding.   The Equity constitutes shares of said Class C common stock, all of which have been duly authorized and upon the Closing will be validly issued to Seller, fully paid and non‑assessable.  Except as disclosed on SCHEDULE A, the Equity is issued to Seller, free and clear of all liens, pledges, security interests, claims, warrants, rights, shareholder agreements, options, preemptive or similar rights or other encumbrances and restrictions on voting or transfer.

4.3.    Buyer’s Disclaimer.  In deciding whether to acquire the Acquired Assets, Buyer is relying solely on Buyer’s investigation of the Acquired Assets and the Foreclosure Sale and the advice and counsel of its own consultants, agents, legal counsel and officers.  Buyer understands and acknowledges that Seller has specifically bargained for the assumption by Buyer of all responsibility to investigate the Acquired Assets and the Foreclosure Sale and of all risk of adverse conditions, and has structured the Purchase Price and other terms of this Agreement in consideration thereof.

4.4.    Finder’s or Broker’s Fees.  Buyer has not retained a broker or finder in connection with the purchase contemplated by this Agreement and no broker or other person is entitled to any commission or finder’s fee in connection with Buyer’s purchase by reason of any act of or on behalf of Buyer.

ARTICLE 5.    RELEASE

Buyer releases Seller and its disclosed or undisclosed, direct and indirect shareholders, officers, directors, trustees, partners, principals, members, employees, agents, affiliates, representatives, consultants, accountants, lenders, contractors, attorneys and other advisors, and any successors or assigns of the foregoing (collectively with Seller, the "Seller Related Parties") from and against any and all claims which Buyer and its disclosed or undisclosed, direct and indirect shareholders, officers, directors, trustees, partners, principals, members, employees, agents, affiliates, representatives, consultants, accountants, lenders, contractors, attorneys and other advisors, and any successors or assigns of the foregoing (collectively with Buyer, the "Buyer Related Parties") has or may have arising from or related to the Acquired Assets, and neither Buyer nor any Buyer Related Parties shall look to Seller or any Seller Related Parties in connection with the foregoing for any redress or relief.

ARTICLE 6.    NOTICES

All notices and other communications required under this Agreement shall be in writing and effective: (a) upon receipt if hand delivered, (b) upon transmission if sent by facsimile (with confirmation of transmittal) and confirmed by U.S. mail, (c) one (1) business day after dispatch by a nationally recognized overnight delivery service, or (d) three (3) business days after mailing by certified or registered mail, return receipt requested, to the address stated below, or to such other address as to which any party shall have previously notified the other party in writing in conformity with this Article 6:

If to Seller:	SigmaTron International, Inc.
Attention: Gary R. Fairhead, President and CEO
2201 Landmeier Road
Elk Grove Village, IL 60007
(847) 956-8709 (FAX)
Email: gary.fairhead@sgmaintl.com

With a copy to:	Howard and Howard Attorneys PLLC
Attention: Henry Underwood
200 S. Michigan Ave., Ste. 1100
Chicago, IL 60604
(312) 939-5617 (FAX)
Email: hju@h2law.com

If to Buyer:	Wagz, Inc.
Attention: Terry M. Anderton, President and CEO
51 Depot Road
Hampton Falls, NH 03844
1-603-509-9590 (FAX)
Email: terry@wagz.com

With copies to:	Cooley Law
Attention: Patrick Mitchell, Esq.
500 Boylston Street, 14th Floor
Boston, MA 02116-3736
617-937-2315 (Office)
617-937-2400 (FAX)
Email: pmitchell@cooley.com

ARTICLE 7. MISCELLANEOUS

7.1.    Complete Agreement.  This Agreement, including the Schedules attached hereto, is the complete agreement between the parties relating to the subject matter hereof and supersedes and replaces all prior negotiations and agreements.  There are no representations, warranties, covenants, conditions, terms, agreements, promises, understandings, commitments or other arrangements, whether express or implied, other than those expressly set forth or incorporated herein or made in writing on or after the Closing. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining provisions hereof.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

7.2.    Specific Performance; Remedies Cumulative.  In addition to and not in lieu of the Buyer’s obligations hereunder, Buyer recognizes that, if it fails to perform, observe or discharge any of its obligations under this Agreement, no remedy at law may provide adequate relief to Seller.  Therefore, Seller is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief in a court of competent jurisdiction at any time when Buyer fails to comply with any of the provisions of this Agreement applicable to it.  Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available at law, in equity or otherwise.

7.3.    Governing Law.  This Agreement will be governed by and construed under the laws of the State of Delaware without regard to its conflicts of laws principles.

7.4.    Arbitration.  Any dispute arising under this Agreement will be submitted to a single JAMS arbitrator in Delaware pursuant to JAMS Streamlined Arbitration Rules and Procedures.  The decision of the arbitrator will be final and binding on the parties.  The arbitrator is authorized to award the prevailing party its attorneys’ and other fees incurred in connection with the arbitration.

7.5.    Expenses.  Except as otherwise specifically provided herein, each of the parties hereto shall pay its respective counsel fees, accounting fees and other costs and expenses incurred in connection with the negotiation, making, execution, delivery and performance of this Agreement.

7.6.    Taxes.  Each party will pay all taxes, if any, it incurs in connection with the negotiation, making, execution, delivery and performance of this Agreement.

7.7.    Binding Agreement; Successors.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, provided that no assignment of this Agreement shall be effective without the express written consent of the other party, which shall not be unreasonably withheld or delayed.

7.8.    No Third Party Beneficiaries.  This Agreement is made solely for the benefit of the parties to this Agreement.  Nothing contained in this Agreement shall be deemed to give any person, partnership, joint venture, corporation, governmental authority or other entity any right to enforce any of the provisions of this Agreement, nor shall any of them be a third party beneficiary of this Agreement.

7.9.    Waiver.  The failure of any party to exercise or enforce any right or remedy conferred upon it hereunder shall not be deemed to be a waiver of any such or other right or remedy nor operate to bar the exercise or enforcement of any thereof at any time thereafter.

7.10.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  A copy bearing a signature that is delivered as a pdf attachment to an electronic message is delivery for all purposes.

7.11.    Further Actions.  After the Closing, for no additional consideration but at the expense of the requesting party, each of the parties shall execute, acknowledge and deliver any further assignments, conveyances, releases and other assurances, documents and instruments of transfer and assumption, and each shall provide the other with full access to such records, reasonably requested by the other party for the purpose of assigning, transferring, granting, conveying and confirming Buyer’s ownership of the Acquired Assets, or as reasonably requested by Seller in connection with Seller’s tax, financial or other business purposes.

7.12.    Survival.  The respective representations and warranties made by the parties in Articles 3 and 4 survive the Closing.

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[signature page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BUYER:

WAGZ Inc.

By:	/s/ Terry B. Anderton
Name:	Terry B. Anderton
Title:	President and CEO

SELLER:

SIGMATRON INTERNATIONAL, INC.

By:	/s/ Gary R. Fairhead
Name:	Gary R. Fairhead
Title:	President and CEO